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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 APRIL 28, 2004
                                 --------------
                Date of Report (Date of earliest event reported)
                                 --------------


                                  iBASIS, INC.
                                 --------------
               (Exact Name of Registrant as Specified in Charter)


           DELAWARE                   0-27127             04-3332534

--------------------------------------------------------------------------------
 (State or Other Jurisdiction      (Commission          (IRS Employer
      of Incorporation)            File Number)       Identification No.)


                     20 SECOND AVENUE, BURLINGTON, MA 01803

                -------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (781) 505-7500

              (Registrant's telephone number, including area code)

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ITEM 5.   OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On April 28, 2004, iBasis, Inc., a Delaware corporation (the "Company"), announced that it filed a registration statement on Form S-4 relating to a proposed exchange offer (the "Exchange Offer") pursuant to which it intends to offer to exchange up to $38.2 million aggregate principal amount of 6 3/4% Convertible Subordinated Notes due 2009 (the "New Notes") for up to $38.2 million aggregate principal amount of 5 3/4% Convertible Subordinated Notes due 2005 (the "Existing Notes"). The New Notes will be convertible into shares of the Company's common stock, $0.001 par value per share ("Common Stock"), at a fixed price of $1.85 per share. The Existing Notes are convertible into Common Stock at a fixed price of $86.14 per share. The New Notes, like the Existing Notes, will be general unsecured obligations of the Company. The terms of the New Notes will be substantially similar to those of the Existing Notes. The Exchange Offer is subject to important conditions, including that a minimum number of the principal amount of the Existing Notes has been validly tendered and not withdrawn.

Contemporaneously with the closing of the Exchange Offer, the Company intends to refinance its 11 1/2% Senior Secured Notes due 2005 (the "Existing Senior Notes") by repurchasing Existing Senior Notes pursuant to a note repurchase, exchange and termination agreement with the majority holders thereof. In connection with the prepayment of the Existing Senior Notes, various securities exchange agreements between the Company and the holders of the Existing Senior Notes will be terminated in exchange for (i) cash and (ii) warrants exercisable for an aggregate of 5,176,065 shares of Common Stock. These warrants will have an exercise price of $1.85 per share and will be exercisable for a period of three years from the date of issuance. The Company intends to register the shares of Common Stock underlying these warrants for resale, pursuant to the terms of a registration rights agreement to be entered into by and among the Company and the warrant holders.

The Company has secured a commitment of approximately $25.2 million from a third party funding source to prepay the Existing Senior Notes. The Company will issue new secured convertible notes to the third party financing source or sources in the aggregate principal amount of $25.2 million. The Company expects that the new secured convertible notes will have an interest rate of 8% per annum, will be convertible into Common Stock at a fixed price of $1.85 per share, and will mature three years from the date of issuance. Notwithstanding the existing financing commitment, the prepayment may be financed by any number of other financing sources available or that become available to the Company on terms as favorable, or more favorable, than those in the commitment from the third party funding source.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

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
          Exhibit
          Number           Description
          -------          -----------
          99.1             iBasis, Inc. Press Release, dated April 28, 2004.
          99.2             iBasis, Inc. Press Release, dated April 28, 2004.

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 28, 2004, the Company issued a press release regarding results for the three months ended March 31, 2004. A copy of this press release is being furnished as Exhibit 99.2 to this Current Report on Form 8-K. The information in this Current Report on Form 8-K, including Exhibit 99.2, insofar as it discloses historical information regarding the Company's results of operations for the three months ended March 31, 2004, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2004         iBASIS, INC.


                             By:   /s/ Richard Tennant
                                ------------------------------------------------
                                   Vice President, Finance and Administration
                                   And Chief Financial Officer
                                   (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)